FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "First Amendment") is entered into as of January 21, 2000 among(collectively the "Banks" and, individually, a "Bank") and FIRST UNION NATIONAL BANK, as agent for the Banks ("First Union").

                                   BACKGROUND

     The Holt Companies, the Banks and First Union are parties to an Amended and Restated Credit Agreement dated as of February 25, 1999 (the "Credit Agreement") pursuant to which the Banks agreed to make available to the Holt Companies certain loans, upon the terms and conditions specified in the Credit Agreement. All terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

     The Holt Companies have requested that the Banks make available to the Holt Companies a loan (the "Second Term Loan") in the amount of $10,000,000.

     The Banks have agreed to make the Second Term Loan subject to the terms and conditions set forth herein.

     NOW, THEREFORE, incorporating the Background Section herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

     Amendments to Credit Agreement

     All amendments to the Credit Agreement and waivers of Events of Default contained herein are deemed effective as of December 31, 1999.

     Section 1.1 of the Credit Agreement is supplemented by adding the following definitions thereto:

     "First Amendment" shall mean that certain First Amendment to Amended and Restated Credit Agreement, dated the First Amendment Closing Date, among the Holt Companies, First Union and the Banks.

     "First Amendment Closing Date" shall mean January 21, 2000.

     "Second Term Loan" shall have the meaning set forth in Section 2.1(d).

     The following definitions contained in Section 1.1 of the Credit
Agreement are hereby amended and restated to read in their entirety as follows:

     "Default Rate" shall mean on any Loan the higher of 2% per annum above the Base Rate or 2% per annum above the rate of interest otherwise in effect for such Loan (whether a Revolving Loan, a Term Loan or the Second Term Loan).

     "Required Banks" at any time shall mean Banks whose Revolving Loan Commitments and Term Loan Commitments equal or exceed 66 2/3% of the Aggregate Revolving Loan Commitment and Aggregate Term Loan Commitment taken together, if no Revolving Loans or Term Loans are outstanding or, if Revolving Loans or Term Loans are outstanding, Banks whose outstanding Revolving Loans and Term Loans equal or exceed 66 2/3% of the Revolving Loans and Terms Loans. For purposes of making a Required Banks determination, the Second Term Loan shall not be considered.

     Any references in Section 2.1 of the Credit Agreement or elsewhere in the Credit Agreement to the term "Loans" shall mean the Revolving Loans, the Term Loans and the Second Term Loan. Section 2.1 of the Credit Agreement is supplemented by adding the following subsection 2.1(d) thereto:

     (d) Second Term Loan. Subject to the terms and conditions herein set forth, each Bank agrees, severally, and not jointly, to make a loan (herein called the "Second Term Loan") to the Holt Companies, in an amount not to exceed at anytime the commitment amount set forth opposite the name of such Bank below (each such amount, as the same shall be reduced, being hereinafter called such Bank's "Second Term Loan Commitment"), during the period beginning on the First Amendment Closing Date and ending on June 30, 2000. Amounts prepaid or paid with respect to the Second Term Loan may not be reborrowed.

-----------------------------------------------------------------------------
         Bank                           Second Term Loan Commitment
-----------------------------------------------------------------------------
First Union National Bank                        $6,800,000
-----------------------------------------------------------------------------
Wilmington Trust of Pennsylvania                 1,280,000
-----------------------------------------------------------------------------
Summit Bank                                      1,280,000
-----------------------------------------------------------------------------
MBC Leasing Corp.                                 640,000
-----------------------------------------------------------------------------

     Section 2.2(a) of the Credit Agreement is amended and restated in its entirety to read as follows :

     (a) Revolving Notes. The Revolving Loans made by each Bank shall be evidenced by one or more promissory notes of the Holt Companies under which they shall be jointly and severally liable (each such promissory note as it may be amended, extended, modified, restated, replaced, substituted for or renewed, being referred to herein as a "Revolving Note" and all Revolving Notes together as the "Revolving Notes", and together with the Term Notes, and the Second Term Notes, the "Notes") in principal face amount equal to such Bank's Revolving Loan Commitment payable to the order of such Bank and otherwise in the form attached hereto as Exhibit B-1. Each Revolving Note shall be dated its date of issuance, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. Each Revolving Note shall mature on the earlier to occur of (i) November 17, 2000 (provided, however that, absent the existence of an Event of Default or a Potential Default on such date, the Holt Companies may extend such date to November 17, 2001); or (ii) the date the maturity of the Notes are accelerated as provided inss.8.1 hereof (the earlier of the foregoing to be deemed the "Revolving Credit Termination Date"). Upon maturity, the Revolving Loans evidenced by each Bank's Revolving Note shall be due and payable. Each Bank shall maintain records of all Revolving Loans by it and evidenced by its Revolving Note and all payments thereon, which records shall be conclusive absent manifest error.

The amendment of Section 2.2(a), as set forth above, confirms and supplements an April 7, 1999 letter agreement amendment to Section 2.2(a) and such amendment was and shall be deemed effective as of April 7, 1999.

     The date "December 31, 1999" referenced in Section 2.2(b) of the Credit Agreement shall be replaced with the date "June 30, 2000".

     Any references in Section 2.2 of the Credit Agreement or elsewhere in the Credit Agreement to the term "Notes" shall mean the Revolving Notes, the Term Notes and the Second Term Notes. Section 2.2 of the Credit Agreement is supplemented by adding the following subsection 2.2(c) thereto:

     (c) Second Term Notes. The Second Term Loans made by each Bank shall be evidenced by one or more promissory notes of the Holt Companies under which they shall be jointly and severally liable (such promissory notes as they may be amended, extended, modified, restated, replaced, substituted for or renewed, being referred to herein as the "Second Term Notes"; the Second Term Notes, together with the Revolving Notes and the Term Notes are collectively referred to herein as the "Notes") in a cumulative principal face amount equal to $10,000,000, payable to the Banks in accordance with each Bank's Second Term Loan Commitment. The Second Term Notes shall be dated the First Amendment Closing Date, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. The Second Term Note shall be payable on June 30, 2000.

     Section 2.4 of the Credit Agreement is supplemented by adding the following subsection 2.4(e) thereto:

     (e) Second Term Loan. Interest on the Second Term Loan shall accrue on the outstanding principal of the Second Term Loan at an annual rate equal to the Base Rate plus one and one-quarter percent (1.25%).

     Section 2.6 of the Credit Agreement is supplemented by adding the following subsection 2.6(a)(iii) thereto:

     (iii) Second Term Loan. The Holt Companies may at any time and from time to time permanently reduce the Second Term Loan and shall reduce the Second Term Loan in accordance with the terms of Section H of the First Amendment. In the event any monies are received in respect of the Insurance Claims, all proceeds shall be used promptly upon receipt thereof to prepay and permanently reduce first the Term Loans and then the Second Term Loan, in accordance with ss. 2.7(d) hereof.

     Section 2.7(d) of the Credit Agreement is amended and restated in its entirety to read as follows:

     (d) Proceeds of Insurance Claims. In the event any monies are paid in respect of the Insurance Claims, such monies shall be used promptly upon receipt thereof to permanently prepay the Term Loans. Thereafter, any amounts remaining shall be used promptly upon receipt thereof to permanently repay the Second Term Loan. Absent an Event of Default or Potential Default, any amounts in excess of the amounts necessary to prepay the Term Loans and the Second Term Loan shall be used promptly upon receipt to non-permanently reduce the Revolving Loans. Upon an Event of Default, all amounts in excess of the amounts necessary to prepay the Term Loans and the Second Term Loan shall be used promptly upon receipt to permanently reduce the Revolving Loans.

     The last sentence of Section 2.7(e) of the Credit Agreement is amended and restated in its entirety to read as follows: "Prepayment shall be made first to the Term Loans, second to the Second Term Loan, and third to Revolving Loans until such Loans are repaid in full.

     Section 2.7 of the Credit Agreement is supplemented by adding the following subsection 2.7(f) thereto:

     (f) Second Term Loan. On one Business Day's notice to First Union, the Holt Companies may, at their option, prepay the Second Term Loan in whole or in part and shall repay the Second Term Loan in accordance with the terms of Section H of the First Amendment.

     Section 2.8 of the Credit Agreement is supplemented by adding the following subsection 2.8(g) thereto:

     (g) Second Term Loan. Accrued interest on the Second Term Loan shall be due and payable on the first Business Day of each calendar month.

     Section 5.1 of the Credit Agreement is supplemented by adding the following Section 5.1(h):

     (h) Accounts Receivable Agings. On or before the 15th day of each month, the Holt Companies shall deliver to the Banks an accounts receivable aging for the immediately preceding month, which aging shall include such information as currently appears in the Holt Companies' agings.

     Section 5.12 of the Credit Agreement is supplemented by adding the following sentence at the end thereof: "The proceeds of the Second Term Loan will be used for working capital financing."

     Article 6 of the Credit Agreement is supplemented by adding the following
Section 6.11:

     6.11 Tenant Receivables. Reduce, waive or defer payment of any tenant receivables; provided, however, that the Holt Companies may: (i) reduce one or more tenant receivables by not more than 10% of such tenant receivable in connection with the collection of the such tenant receivable or the renegotiation of the underlying lease; and (ii) may restate tenant receivables earned between October 1, 1999 and June 30, 2000.

     For purposes of calculating the financial covenants contained in Article 7 of the Credit Agreement, as of December 31, 1999 and March 31, 2000 the term "Adjusted Net Income" shall: (i) include an additional amount equal to the charges incurred in connection with TNX from October 1, 1998 through December 31, 1998; (ii) be increased to the extent, if any, that the Holt Companies' income is decreased as a result of reserves taken in connection with Hurricane Georges and/or the Holt Companies' receipt of the Term Loans.

     For purposes of calculating the financial covenants contained in Article
7 of the Credit Agreement as of December 31, 1999 and March 31, 2000, no consideration shall be given to the income and/or loss nor the change in comprehensive income or loss of Riverfront for the fourth quarter of 1999 or the first quarter of 2000.

     Section 7.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

     7.2 Maximum Adjusted Funded Debt to Adjusted EBITDA. The ratio of Adjusted Funded Debt to Adjusted EBITDA shall not exceed the following:

          Date                                        Ratio
Through December 31, 1998                            5.75:1
January 1 - March 31, 1999                           5.25:1
April 1 - June 30, 1999                              5.00:1
July 1, 1999  - March 31, 2001                       4.75:1
April 1 - June 30, 2001                              3.75:1
July 1 - September 30, 2001                          3.50:1
October 1, 2001 and thereafter                       3.25:1

     This ratio shall be calculated as of the end of each Fiscal Quarter and shall be for the four (4) most recently ended consecutive Fiscal Quarters. For purposes of the above calculation as of December 31, 1999 and March 31, 2000, the Term Loan shall not be given effect.

     Section 7.4 of the Credit Agreement is amended and restated in its entirety to read as follows:

     7.4 Minimum Interest Coverage. The ratio of Adjusted EBIT to Interest Expense will not be less than:

          Date                                        Ratio
Through March 31, 2001                               1.50:1
April 1, 2001 and thereafter                         2.00:1

This ratio shall be calculated as of the end of each Fiscal Quarter and shall be for the four (4) most recently ended consecutive Fiscal Quarters.

     Section 7.5 of the Credit Agreement is amended and restated in its entirety to read as follows:

     7.5 Minimum Annualized Adjusted EBITDA. Annualized Adjusted EBITDA will not be less than the following:

          Date                                Adjusted EBITDA
Through March 31, 2001                          $45,000,000
April 1, 2001 and thereafter                    $55,000,000

This amount shall be calculated as of the end of each Fiscal Quarter and shall be for the four (4) most recently ended consecutive Fiscal Quarters.

     Section 8.1 of the Credit Agreement is hereby amended by amending and restating the last paragraph thereof to read as follows:

     THEN and in every such event other than those specified in clause (d) above, First Union (as agent hereunder and/or as a Bank, as the case may be) may, in its sole discretion, or at the written request of the Required Banks, terminate the Aggregate Revolving Loan Commitment, terminate the Aggregate Term Loan Commitment, demand payment in full of the Second Term Loan and declare the Notes, together with accrued interest thereon and all other amounts payable under any Loan Document to be, and the same shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Holt Companies. Upon the occurrence of any event specified in clause (d) above, the Aggregate Revolving Loan Commitment and the

     Aggregate Term Loan Commitment shall automatically terminate and the Notes, together with accrued interest thereon and all other amounts payable under any Loan Document, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Holt Companies. From and after the date an Event of Default shall have occurred and for so long as any Event of Default shall be continuing, the Loans shall bear interest at the Default Rate. Upon the occurrence of an Event of Default, in addition to the rights set forth above, First Union shall have the immediate right to enforce or realize on any collateral security granted to in any manner or order it deems expedient without regard to equitable principles of marshalling or otherwise. In addition to any rights granted hereunder or in any of the other Loan Documents, First Union and each Bank shall have all the rights and remedies granted by applicable law, all of which shall be cumulative in nature.

     Section 9.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

     9.1 Collateral. Notwithstanding anything to the contrary herein or in any other Loan Document, any and all Revolving Loans, Letters of Credit, Term Loans and Second Term Loans shall at all times be secured by first priority, perfected security interests in the following assets, and the proceeds thereof (as such assets are described in greater detail in the other Loan Documents, the "Collateral"):

          The whole of the five United States Registered Vessels:

                 S.S. Carolina, Official Number 530999
                 S.S. Guayama, Official Number 520694
                 S.S. Humacao, Official Number 514261
                 S.S. Mayaguez, Official Number 517450
                 S.S. Nuevo San Juan, Official Number 529004

          Assignment of Insurances, dated November 17, 1998.

          All of the issued and outstanding capital stock of:

                 NPR Holding Corporation
                 NPR, Inc.
                 NPR-Navieras Receivables, Inc.
                 NPR, S.A.

          All Accounts, Tenant Receivables and related General Intangibles of each of the Holt Companies.

          All Proceeds of the Insurance Claims.

     Items "A", "B" and "C" are collectively referred to herein as the "Primary Revolving Collateral". Items "D" and "E" are collectively referred to herein as the "Primary Term Collateral". Proceeds generated from Primary Revolving Collateral shall be applied to Revolving Loans prior to the Term Loan and the Second Term Loan. Proceeds generated from Primary Term Collateral shall be applied to Term Loans and the Second Term Loan prior to the Revolving Loans. All payments made on account of Term Loans and Second Term Loans (whether derived from Primary Revolving Collateral, Primary Term Collateral or otherwise) shall be made on a pro rata basis in accordance with the respective principal amounts outstanding thereunder.

     Section 9.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

     Upon the payment in full of the Obligations and the termination of the Aggregate Revolving Loan Commitment and the Aggregate Term Loan Commitment, First Union shall release the lien and security interest it holds in, the Collateral, and do such things as are reasonably requested by the Holt Companies to effect such release.

     The phrase "Revolving Note or Term Note" in Section 11.4(a) of the Credit Agreement is replaced with the phrase "Revolving Note, Term Note, or Second Term Note".

     Section 11.7(b) of the Credit Agreement is amended by amending and restating the first paragraph thereof in its entirety to read as follows:

     (b) If an Event of Default or Potential Default shall have occurred and be continuing, First Union and each Bank and the Holt Companies agree that all proceeds obtained from the Collateral shall be applied by First Union and the Banks as follows: Proceeds generated from the Primary Revolving Collateral shall be applied in clauses Third through Sixth first in respect of Revolving Loans until they shall be paid in full, then in respect of Term Loans until they shall be paid in full and then in respect of the Second Term Loan until it shall be paid in full. Proceeds generated from Primary Term Collateral shall be applied in clauses Third through Sixth first in respect of the Term Loans, until they shall be paid in full, then in respect of the Second Term Loan, until it shall be paid in full, and then in respect of Revolving Loans until they shall be paid in full.

     Schedule 1 (Section 6.10 - Indebtedness) of the Credit Agreement is hereby supplemented by adding the following: "33. This Agreement, as amended from time to time."

     Notwithstanding anything to the contrary contained in any of the Loan Documents, effective as of the First Amendment Closing Date, no LIBO Loans shall be available to the Holt Companies.

     Waiver of Existing Events of Default. First Union, on behalf of the Banks, has advised the Holt Companies that it believes that the Events of Default set forth on Schedule "A" hereto (the "Existing Defaults") have occurred and are continuing. The Holt Companies dispute the existence of the Existing Defaults. Regardless, the Banks hereby waive the Existing Defaults. Nothing contained herein shall constitute a waiver by the Banks of any Events of Default that may now or hereafter exist (including any subsequent Events of Default resulting from the Holt Companies' failure to comply with the various terms and conditions of the Loan Documents which caused the Existing Defaults) other than the Existing Defaults.

     Representations and Warranties. To induce the Banks to enter into this First Amendment, each Holt Company makes the following representations and warranties to the Banks, each and all of which shall survive the execution and delivery of this First Amendment:

     All corporate actions by each Holt Company and its respective officers, directors and stockholders necessary for the due authorization, execution, delivery and performance of this First Amendment or any agreement executed, delivered or performed by the Holt Companies have been taken.

     Each person executing the First Amendment or any agreement executed in connection therewith on behalf of each Holt Company is an authorized officer of such Holt Company and is duly authorized by such Holt Company to execute same.

     This First Amendment is, and each other document executed by the Holt Companies pursuant hereto will be, the legal, valid and binding obligation of the Holt Companies, enforceable against the Holt Companies in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

     Each Holt Company is in compliance in all material respects with all laws (including all applicable environmental laws), regulations, and requirements applicable to its business and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation or other governmental requirement which would have a material adverse effect upon its business operations or financial condition.

     The execution, delivery and performance of this First Amendment does not and will not (i) conflict with, violate or result in a material breach of any provision of any applicable law, rule, regulation or order or (ii) conflict or result in a breach of any provision of the Articles of Incorporation, Charter or Bylaws of any Holt Company. No authorization, consent or approval or other action by, and no notice of or filing with, any governmental authority or regulatory bodies are required to be obtained or made by any of the Holt Companies for the due execution, delivery and performance of this First Amendment.

     The Holt Companies are in full compliance with all of the covenants and conditions of the Credit Agreement, and the Loan Documents as amended hereby.

     No default or Event of Default has occurred under the Loan Documents and no event has occurred which, with the passage of time, the giving of notice, or both, would result in a default or Event of Default under the Credit Agreement or under any of the other Loan Documents.

     The execution, delivery and performance of this First Amendment does not and will not conflict with, violate or result in a breach of any provision of any agreement relating to any Indebtedness for Borrowed Money of any Holt Company, including, without limitation, that certain Indenture, dated as of January 21, 1998 by The Holt Group, Inc, as Issuer, the Guarantors named therein, as Guarantors, and The Bank of New York, as Trustee.

     All of the Collateral is free and clear of liens, security interests and other encumbrances, except for the liens and security interests created in favor of the Banks pursuant to the Loan Documents.

     Conditions Precedent to Enforceability of First Amendment. This First Amendment shall be deemed effective only after the occurrence of the following events:

     The Holt Companies' execution and delivery to First Union of this First Amendment and all other agreements, instruments and other documents contemplated hereby, all in form and substance satisfactory to First Union, including but not limited to:

     Notes evidencing the Second Term Loan;

     A First Amendment to Accounts and General Intangibles Security Agreement;

     Assignments of Leases;

     Preferred Ship Mortgages;

     Reaffirmation of Pledge Agreement;

     Guaranty from Thomas J. Holt;

     the December 31, 1998 personal financial statement of Thomas J. Holt, together with a certification of Thomas J. Holt that there will be no material changes between his December 31, 1998 and his December 31, 1999 personal financial statements, including the percentage interest held by Mr. Holt in the Holt Companies and their affiliates and subsidiaries, provided, however, that the value of Mr. Holt's interests (but not the percentage interest) in the Holt Companies and their affiliates and subsidiaries may materially change;

     an accounts receivable aging for the Holt Companies, as of December 31, 1999, or such other date reasonably acceptable to First Union;

     an executed copy of the engagement letter (the "Engagement Letter") among the Holt Companies and the Consultant (as defined herein);

     the opinion of counsel to the Holt Companies, in the form attached; and

     Corporate authorization documentation.

     The Holt Companies' payment to First Union and the Banks, in immediately available funds, of an amendment fee equal to $100,000.

     The Holt Companies' payment to First Union and the Banks of an amount sufficient to cover all of First Union's and the Banks' fees, costs and expenses to date, including, without limitation, First Union's and the Banks' costs and expenses incurred in connection with the preparation and negotiation of the First Amendment (including the fees and expenses of First Union's and the Banks' counsel) through the date of this First Amendment together with all other obligations then payable by the Holt Companies to First Union and the Banks.

     Conditions Subsequent.

     The Holt Companies shall continue to retain the services of a crisis manager/financial consultant (the "Consultant") acceptable to First Union and the Banks. The Holt Companies shall cooperate with the Consultant in performing the services set forth in the Engagement Letter and shall not impair the Consultant's ability to perform such services. On or before February 4, 2000, the Holt Companies and the Consultant shall provide the Banks with budgeted weekly cash flows from February 1, 2000 through April 30, 2000. On or before February 18, 2000, the Holt Companies and the Consultant shall provide the Banks with budgeted weekly cash flows from May 1, 2000 through June 30, 2000. On or before March 31, 2000 the Holt Companies and the Consultant shall provide the Banks with a business plan for Fiscal Years 2000 and 2001, which business plan shall include: (a) strategies and tactics to improve the Holt Companies' economic model and which will serve as a basis for development of a capital restructuring plan, (ii) an analysis of the operations of NPR, Inc. and its subsidiaries on a stand-alone basis and (iii) an analysis of the business relationships between Holt Hauling and Warehousing System, Inc. and its tenants.

     The Holt Companies shall provide access to their facilities, assets and books and records to enable one or more consultants retained by First Union to complete by April 1, 2000, an evaluation/appraisal of the Collateral including, but not limited to, the Insurance Claims and the Holt Companies' accounts and vessels, and the Holt Companies shall fully cooperate with such consultants and shall reimburse First Union, upon demand, for all fees and costs incurred by First Union with respect to such consultants.

     The Holt Companies shall cause Thomas J. Holt to deliver to the Banks, simultaneously with the Holt Companies' delivery to the Banks of their December 31, 1999 financial statements in accordance with Section 5.1(a) of the Credit Agreement, the personal financial statement of Thomas J. Holt as of December 31, 1999, which financial statement shall be prepared in-house and shall not differ materially from the December 31, 1998 financial statement delivered by Thomas J. Holt to the Banks on the First Amendment Closing Date; provided, however, that the value of Mr. Holt's interests (but not his percentage interest) in the Holt Companies and their affiliates and subsidiaries may materially change.

     On or before January 31, 2000, the Holt Companies shall deliver to the Banks, either (i) a schedule of Notes Receivable, as of no earlier than December 31, 1999, indicating the amount and payor of each such note; or (ii) an affidavit by a senior officer of the Holt Companies stating that all such Notes Receivable are payable by officers of the Holt Companies and that the cumulative principal balance outstanding with respect to such Notes Receivable does not exceed $4,000,000.

     Failure of the Holt Companies to comply with any of the foregoing provisions shall constitute an immediate Event of Default under the Credit Agreement without notice or an opportunity to cure.

     Unlimited Release by The Holt Companies. The Holt Companies, individually and together, jointly and severally, on behalf of themselves, and any person or entity claiming by or through them (collectively referred to as the "Releasors"), hereby unconditionally remise, release and forever discharge First Union (in its capacity as agent and as a Bank) and each of the Banks, and each of their respective past and present officers, directors, shareholders, agents, parent corporation, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors and assigns and the heirs, executors, administrators, successors and assigns of any such person or entity, as releasees (collectively referred to as the "Releasees"), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, mechanics' liens, judgments, claims, counterclaims, cross-claims, defenses and/or demands whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any (collectively referred to as "Claims"), which any of Releasors ever had or now have against any of the Releasees, for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to the date of execution of this First Amendment, including, but not limited to, any and all Claims relating to or arising from the lending relationship between the First Union and/or the Banks and the Holt Companies. The Holt Companies warrant and represent that none of them have assigned, pledged, hypothecated and/or otherwise divested themselves and/or encumbered all or any part of the Claims being released hereby and agree to jointly and severally indemnify and hold harmless any and all of Releasees against whom any Claim so assigned, pledged, hypothecated, divested and/or encumbered is asserted.

     Agent's Fee. The fee payable to First Union as Agent is hereby increased from $25,000 annually to $100,000 annually (the "Fee"), payable in quarterly non-refundable advance installments. The first quarterly installment of the Fee will be earned on the First Amendment Closing Date and payable on the earliest of acceleration of any of the Loans, prepayment of any of the Loans, or June 30, 2000. The second quarterly installment of the Fee will be earned on April 1, 2000 and payable, to the extent earned, on the earlier of acceleration of any of the Loans, prepayment of the any of the Loans, or June 30, 2000. All remaining quarterly installments of the Fee will be earned and payable, to the extent earned, on the earlier of acceleration of any of the Loans, prepayment of any of the Loans, or the first day of each calender quarter.

     Riverfront Development Corp./Atlantic Container Line. The Holt Companies have transferred (by loan, dividend or otherwise) certain as yet undetermined amounts (the foregoing amounts, less any dividends from the Related Parties (defined herein) to the Holt Companies, plus any amounts paid or otherwise transferred by the Holt Companies to third parties for the benefit of the Related Parties are referred to herein as the "Transferred Funds") to various subsidiaries and affiliates of the Holt Companies which are not borrowers under the Loan Agreement (the "Related Parties"), including, but not limited to Riverfront Development Corp. Some or all of the Transferred Funds were used by the Related Parties to acquire common stock and options to purchase common stock (the "ACL Stock") in Atlantic Container Lines ("ACL"). The Holt Companies hereby covenant and agree to cooperate with the Banks in determining the precise amount of the Transferred Funds, which shall be determined by no later than January 31, 2000. In addition, the Holt Companies hereby covenant and agree that upon the sale or sales of the ACL Stock, after the first priority secured lender on the ACL Stock is paid in full, the Holt Companies shall cause the Related Parties (or their successors and assigns) to pay all net proceeds of such sale or sales to the Banks to permanently reduce the Second Term Loan. Thereafter, the Holt Companies shall cause the Related Parties (or their successors and assigns) to pay the proceeds from the ACL Stock sales to the Holt Companies to the extent of the Transferred Funds; provided, however, that the Related Parties shall be entitled to a $10,000,000 credit toward the repayment of the Transferred Funds upon payment in full of the Second Term Loan. In any event, all Transferred Funds shall be repaid to the Holt Companies on or before June 30, 2000. Failure of the Holt Companies to cause RFD to comply with the foregoing shall constitute an immediate Event of Default under the Credit Agreement without notice or an opportunity to cure.

     Acknowledgment of Obligations. The Holt Companies acknowledge and agree that as of January 1, 2000, the Holt Companies are indebted under the Credit Agreement as follows (in addition to all fees, costs, and other amounts recoverable thereunder), all without offset, counterclaim, or defense of any kind:

Loan                               Principal                  Interest
----                               ---------                  --------
Revolving Loans
(including Letters of Credit)      $48,825,000.00             $338,524.31
Term Loans                         $17,250,000.00             $137,401.04
                                   --------------             -----------

Total                              $66,075,000.00             $475,925.35
                                   ==============             ===========

     Miscellaneous.

     Costs and Expenses. Whether or not the transactions contemplated by this First Amendment and the other documents to be executed in connection herewith are fully consummated, the Holt Companies shall promptly pay (or reimburse, as First Union and the Banks may elect) all reasonable costs and expenses which First Union and the Banks have incurred or may hereafter incur in connection with the reproduction, interpretation, and enforcement of this First Amendment, the collection of all amounts due hereunder and thereunder, and any amendment, modification, consent or waiver which may be hereafter requested by any Holt Company or otherwise required. Such reasonable costs and expenses shall include, without limitation, the reasonable fees and disbursements of counsel to First Union and the Banks, searches of public records, costs of filing and recording documents with public offices, and similar costs and expenses incurred by First Union and the Banks. The Holt Companies reimbursement obligations under this Section shall be joint and several and shall survive any termination of the Credit Agreement and this First Amendment.

     Ratification and Confirmation. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents and all the other documents executed in connection therewith remain in full force and effect, and the Holt Companies, First Union and the Banks hereby ratify and confirm their rights, duties and obligations under the Credit Agreement and the Loan Documents, as amended hereby, including, without limitation, any confession of judgment provisions contained therein. All Obligations presently or hereafter outstanding under the Loan Documents shall continue to be secured by the Collateral and as set forth therein, and this First Amendment does not constitute a novation of the Loans. In the event and to the extent of any conflict between the provisions of this First Amendment or the documents executed in connection with this First Amendment and the provisions of the Loan Documents, the provisions of this First Amendment and the documents executed in connection with this First Amendment with respect thereto shall govern.

     No Waiver. No failure or delay on the part of First Union or the Banks in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

     Headings. The headings and underscoring of articles, sections and clauses have been included herein for convenience only and shall not be considered in interpreting this First Amendment.

     Integration. This First Amendment and the documents referred to, comprising or relating to this First Amendment constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

     Further Actions. First Union, the Banks and the Holt Companies agree to take such further action to execute and deliver to each other such additional agreements, instruments and documents as may reasonably be required to carry out the purposes of this First Amendment.

     Governing Law. This First Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     Amendment and Waiver. No amendment of this First Amendment, and no waiver, discharge or termination of any one or more of the provisions hereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

     Successors and Assigns. This First Amendment (i) shall be binding upon First Union, the Banks and the Holt Companies, and upon their respective nominees, successors and assigns, and (ii) shall inure to the benefit of First Union, the Banks and the Holt Companies, and to their respective nominees, successors and assigns, provided that the parties may assign their rights hereunder or any interest herein only to the extent such rights and interests may be assigned in accordance with the terms of the Credit Agreement

     Severability of Provisions. Any provision of this First Amendment that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this First Amendment are declared to be severable.

     No Third-Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this First Amendment or any other document executed in connection herewith is intended to benefit any party other than the signatories hereto nor shall any such provision be enforceable by any other party.

     Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same First Amendment.





                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, and agreeing to be legally bound hereby, the undersigned have caused this First Amendment to Amended and Restated Credit Agreement to be executed by their duly authorized officers on the date and year first written.

THE HOLT GROUP, INC.
HOLT CARGO SYSTEMS, INC.
HOLT HAULING AND WAREHOUSING SYSTEM, INC.
MURPHY MARINE SERVICES, INC.
NPR HOLDING CORPORATION, INC.
NPR, INC.
NPR-NAVIERAS RECEIVABLES, INC.
NPR S.A., INC.
SAN JUAN INTERNATIONAL TERMINALS, INC.
S.J.I.T., INC.
WILMINGTON STEVEDORES, INC.


By: _______________________
      Name:
      Title:


FIRST UNION NATIONAL BANK,               SUMMIT BANK
for itself and as agent


By: _______________________              By: _____________________
      Name:                                    Name:
      Title:                                   Title:


WILMINGTON TRUST OF PENNSYLVANIA         MBC LEASING CORP.


By: _______________________              By: _____________________
      Name:                                    Name:
      Title:                                   Title:

                                  SCHEDULE "A"

                          SCHEDULE OF EXISTING DEFAULTS

     Violation of Section 6.10 of Credit Agreement as a result of certain overdraft obligations of the Holt Companies to First Union.

     Violation of Section 7.2 as of September 30, 1999 and December 31, 1999.

     Violation of Section 3.6 as a result of the Holt Companies failure to advise the Banks of the Events of Default set forth above.

     Violation of Sections 6.05, 6.07 or 6.09 of the Credit Agreement as a result of any loans to or investments in Riverfront Development Corporation.